EXHIBIT 3.2

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                    Abercrombie, Inc.
                                ----------------------------
                                    Name of Corporation

We the undersigned           Daniel P. Kesonen                               and
                           -------------------------------------------------
                             President or Vice President

Rene E. Kesonen                     of          Abercrombie, Inc
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Secretary or Assistant Secretary                Name of Corporation

Do hereby certify:

That the board of Directors of said corporation at a meeting duly convened and held on the 1st day of June 1995, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

The name of the corporation is Spectre Motor Cars, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,200,000; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to thereon.


                                        /s/ Daniel P. Kesonen
                                        ----------------------------------------
                                        President or Vice President


                                        /s/ Rene E. Kesonen
                                        ----------------------------------------
                                        Secretary or Assistant Secretary

State of Nevada
County of Clark
June 5, 1999 personally appeared before me, a Notary Public,          , who
acknowledged that he/she executed the above document.


                                        /s/ Netta Girard
                                        ----------------------------------------
                                        Notary Public


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